SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

MEDIX RESOURCES, INC. (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-24768 (Commission File Number)	84-1123311 (IRS Employer Identification No.)

420 Lexington Avenue, Suite 1830, New York, New York (Address of principal executive offices)	10170 (Zip Code)

Registrant's telephone number, including area code:	(212) 697-2509

4. Change in Registrant's Certifying Accountants

        On June 20, 2003, upon recommendation and approval of the Company's Audit Committee, the Company dismissed Ehrhardt Keefe Steiner & Hottman, PC ("EKS&H") and engaged BDO Seidman, LLP ("BDO") as the Company's independent auditors for the fiscal year ending December 31, 2003.

        EKS&H's reports on the Company's consolidated financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that EKS&H issued an explanatory paragraph in its 2002 and 2001 reports as to the Company's ability to continue as a going concern.

        During the years ended December 31, 2002 and 2001 and through the date of this Current Report on Form 8-K, there were no disagreements with EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to EKS&H's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than being advised by our independent auditors of certain reportable conditions which are a reportable event and related to controls over documentation for certain of the Company's equity transactions and accounting for certain exit costs associated with office closings.

        In the fourth quarter of 2002 the Company, in contemplation of moving all of its accounting records to New York City, began limiting the involvement of certain members of its accounting personnel that had been utilized on a contract basis for the past several years. In addition, the full time accounting manager in the Denver office was terminated in December 2002, and the accounting manager that was hired for the New York City office in January 2003 proved not to be able to perform the duties required in a professional manner and was terminated in March 2003, with a controller being hired on March 31, 2003. The then Chief Financial Officer's employment was terminated in May 2003 and the incumbent was hired on May 20, 2003.

        This condition created a situation that EKS&H felt created an environment where not all adjustments were being recorded to the books and records in a timely manner, which resulted in significant adjustments proposed by EKS&H. These adjustments primarily related to two areas, stockholders' equity transactions, particularly the imputation of compensation expense using the Black Scholes method, and the proper accrual of relocation expenses related to offices that have been closed. These issues gave rise to a reportable condition as defined by Generally Accepted Auditing Standards and were contained in EKS&H's report to the Company's Audit Committee. Since these transactions occurred due to conditions that were initiated in the fourth quarter of 2002, none of the previously filed financial statements were affected by these conclusions. EKS&H was able to satisfy itself and completed the 2002 audit.

        Management believes that it has addressed the reportable conditions contained in the EKS&H report as it moved all of its accounting records to New York and added personnel with appropriate background and experience who are responsible for our accounting and financial reporting functions.

        Our predecessor auditor, EKS&H, has not performed any procedures since their review of our Form 10-Q as of and for the three months ended March 31, 2003, and therefore EKS&H is unable to comment as to whether the conditions resulting in the reportable event have been eliminated.

        The Company has provided EKS&H with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of EKS&H's letter dated September 2, 2003, stating its agreement with such statements.

        During the years ended December 31, 2002 and 2001 and through the date of this Current Report on Form 8-K, the Company did not consult BDO with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, or any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

16.1 Letter from Ehrhardt Keefe Steiner & Hottman, PC to the Securities and Exchange Commission, dated September 2, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEDIX RESOURCES, INC. By:/s/ Arthur Goldberg Arthur Goldberg Executive Vice President Chief Financial Officer

Dated: September 4, 2003

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from Ehrhardt Keefe Steiner & Hottman, PC to the Securities and Exchange Commission, dated September 2, 2003.

Exhibit 16.1

September 2, 2003

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

        We have read the first five paragraphs of Item 4 as they relate to Ehrhardt Keefe Steiner & Hottman, PC included in the Current Report on Form 8-K, dated August 29, 2003, of Medix Resources, Inc. to be filed with the Securities and Exchange Commission, and other than having no basis for agreement or disagreement with paragraph 4 of Item 4, we are in agreement with the statements contained therein.

Very truly yours, /s/ Ehrhardt Keefe Steiner & Hottman PC Ehrhardt Keefe Steiner & Hottman PC Certified Public Accountants

cc: Mr. Arthur Goldberg, Chief Financial Officer
Medix Resources, Inc.